                     UNION BIOMETRICA, INC. AND SUBSIDIARY

                       Consolidated Financial Statements
                        as of December 31, 1999 and 2000
                         Together with Auditors' Report

INDEX

                                                             Page

Report of Independent Accountants                             F-2

Consolidated Balance Sheets                                   F-3

Consolidated Statements of Operations                         F-4

Consolidated Statements of Redeemable Convertible
Preferred Stock and Stockholders' Equity (Deficit)            F-5

Consolidated Statements of Cash Flows                         F-7

Notes to Consolidated Financial Statements                    F-8

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders and Board of Directors of Union Biometrica, Inc. and Subsidiary:

We have audited the accompanying consolidated balance sheets of Union Biometrica, Inc. (a Massachusetts corporation) as of December 31, 1999 and 2000 and the related consolidated statements of operations, redeemable convertible preferred stock and stockholders' equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Union Biometrica, Inc. as of December 31, 1999 and 2000 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.


                                        /s/ Arthur Andersen LLP


Boston, Massachusetts
May 2, 2001 (except with respect to the
  matter discussed in Note 10, as to which the date is May 31, 2001)

UNION BIOMETRICA, INC. AND SUBSIDIARY

Consolidated Balance Sheets


                                                                        DECEMBER 31,         MARCH 31,
ASSETS                                                                1999        2000         2001
                                                                                            (UNAUDITED)
Current Assets:
   Cash and cash equivalents                                        $282,814   $  422,336  $  488,589
   Accounts receivable, net of allowance of approximately
     $45,000, $380,000 and $380,000 at December 31, 1999 and 2000
     and March 31, 2001, respectively                                 55,351       29,826     210,196
   Inventories                                                        76,875      474,943     314,499
   Receivable from affiliates                                              -       29,064       8,151
   Other current assets                                                5,716       44,212     102,612
                                                                    --------   ----------  ----------

         Total current assets                                        420,756    1,000,381   1,124,047

Property and Equipment, net                                           90,796      206,139     200,658

Other Assets                                                          18,184       61,393     104,821
                                                                    --------   ----------  ----------

                                                                    $529,736   $1,267,913  $1,429,526
                                                                    ========   ==========  ==========

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
STOCKHOLDERS' DEFICIT

Current Liabilities:

   Accounts payable and accrued expenses                            $ 267,686   $ 456,528  $   550,781
   Deferred revenue                                                   425,000      58,657      969,704
   Payable to affiliate                                                51,762           -       14,390
                                                                    ---------   ---------  -----------

         Total current liabilities                                    744,448     515,185    1,534,875
                                                                    ---------   ---------  -----------

Commitments and Contingencies (Note 8)

Series A Redeemable Convertible Preferred Stock (Note 4):
   Authorized--110,000 shares
   Issued and outstanding--94,856 shares                                    -   1,838,626    1,884,116

Stockholders' Deficit:
   Common stock, no par value-
     Authorized--890,000 shares
     Issued and outstanding--392,860, 412,481 and 414,981 shares at December 31, 1999 and 2000 and March 31, 2001,
       respectively                                                     3,929       4,125        4,150
   Additional paid-in capital                                          32,814      79,193       91,163
   Warrants                                                                 -      20,004       20,004
   Deferred compensation                                              (20,580)    (40,347)     (50,775)
   Treasury Stock - 2,501 shares, at cost                                   -           -       (8,253)
   Accumulated deficit                                               (230,875) (1,148,873)  (2,045,754)
                                                                    ---------   ---------  ------------

         Total stockholders' deficit                                 (214,712) (1,085,898)  (1,989,465)
                                                                    ---------   ---------  ------------

                                                                    $ 529,736  $1,267,913  $ 1,429,526
                                                                    =========   =========  ===========


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

UNION BIOMETRICA, INC. AND SUBSIDIARY

Consolidated Statements of Operations
for the Years Ended December 31, 1999 and 2000


                                                       YEARS ENDED DECEMBER 31,         THREE MONTHS ENDED MARCH 31,
                                                        1999              2000             2000              2001
                                                                                                 (UNAUDITED)
Revenues                                           $     1,530,927  $     2,397,780   $     1,018,868  $       787,844

Operating Expenses:

   Direct costs of revenues                                393,873          473,732           232,269          534,119
   Research and development                                611,002        1,458,549           276,105          469,151
   Selling and marketing                                   216,084          363,770            37,562          320,416
   General and administrative                              541,034          894,301           177,849          330,114
                                                   ---------------  ---------------   ---------------  ---------------

         Total operating expenses                        1,761,993        3,190,352           723,785        1,653,800
                                                   ---------------  ---------------   ---------------  ---------------

         Income (loss) from operations                    (231,066)        (792,572)          295,083         (865,956)

Interest Income and Other, net                              13,905           27,471             6,854           14,565
                                                   ---------------  ---------------   ---------------  ---------------

         Net income (loss)                                (217,161)        (765,101)          301,937         (851,391)

Accretion of Offering Costs and Dividends on
Preferred Stock                                                  -         (112,665)                -          (45,490)
                                                   ---------------  ---------------   ---------------  ----------------

         Net income (loss) attributable to
         common stockholders                       $      (217,161) $      (877,766)  $       301,937  $      (896,881)
                                                   ===============  ===============   ===============  ================
Net Earnings (Loss) per Share--Basic                $        (0.56)  $        (2.17)   $         0.77   $        (2.17)
                                                   ===============  ===============   ===============  ================
Weighted Average Common Shares Outstanding -
Basic                                                      384,564          404,498           392,860          413,731
                                                   ===============  ===============   ===============  ===============
Net Earnings (Loss) per Share--Diluted              $        (0.56)  $        (2.17)   $         0.53   $        (2.17)
                                                   ===============  ===============   ===============  ===============
Weighted Average Common Shares
Outstanding--Diluted                                       384,564          404,498           569,221          413,731
                                                   ===============  ===============   ===============  ===============


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

UNION BIOMETRICA, INC. AND SUBSIDIARY

Consolidated Statements of Redeemable Convertible Preferred Stock and Stockholders' Equity (Deficit) for the Years Ended December 31, 1999 and 2000 and Three Months Ended March 31, 2001

                                         SERIES A
                                  REDEEMABLE CONVERTIBLE
                                      PREFERRED STOCK                COMMON STOCK           ADDITIONAL
                                                                                             PAID-IN
                                   SHARES          VALUE     |   SHARES        VALUE         CAPITAL        WARRANTS
                                                             |
Balance, January 1, 1999                   -   $           - |     378,600  $      3,786  $      10,764   $           -
   Issuance of common stock                                  |
     to employees                          -               - |      14,260           143              -               -
   Deferred compensation                                     |
     related to stock                                        |
     options grants                        -               - |           -             -         22,050               -
   Amortization of deferred                                  |
     compensation                          -               - |           -             -              -               -
   Distributions to                                          |
     stockholders                          -               - |           -             -              -               -
   Net loss                                -               - |           -             -              -               -
                               -------------   ------------- |------------  ------------  -------------   -------------

Balance, December 31, 1999                 -               - |     392,860         3,929         32,814               -
   Issuance of Series A                                      |
     redeemable convertible                                  |
     preferred stock and                                     |
     warrants to purchase                                    |
     common stock, net of                                    |
     issuance costs of                                       |
     $284,039                         94,856       1,725,961 |           -             -              -          20,004
   Beneficial conversion                                     |
     feature of Series A                                     |
     redeemable convertible                                  |
     preferred stock                       -               - |           -             -         20,004               -
   Issuance of common stock                                  |
     to employees                          -               - |      19,621           196              -               -
   Deferred compensation                                     |
     related to stock option                                 |
     grants                                -               - |           -             -         26,375               -
   Amortization of deferred                                  |
     compensation                          -               - |           -             -              -               -
   Accretion of offering                                     |
     costs and preferred                                     |
     stock dividends                       -         112,665 |           -             -              -               -
   Distributions to                                          |
     stockholders                          -               - |           -             -              -               -
   Net loss                                -               - |           -             -              -               -
                               -------------   ------------- |------------  ------------  -------------   -------------

Balance, December 31, 2000            94,856       1,838,626 |     412,481         4,125         79,193          20,004
   Accretion of offering                                     |
     costs and preferred                                     |
     stock dividends                                         |
     (unaudited)                           -          45,490 |           -             -              -               -
   Issuance of common stock                                  |
     to employees (unaudited)              -               - |       2,500            25              -               -
   Deferred compensation                                     |
     related to stock option                                 |
     grants (unaudited)                    -               - |           -             -         11,970               -
   Amortization of deferred                                  |
     compensation (unaudited)              -               - |           -             -              -               -
   Repurchase of common                                      |
     stock (unaudited)                     -               - |           -             -              -               -
   Net loss (unaudited)                    -               - |           -             -              -               -
                               -------------   ------------- |------------  ------------  -------------   -------------
Balance, March 31, 2001               94,856   $   1,884,116 |     414,981  $      4,150  $      91,163   $      20,004
                               =============   ============= |============  ============  =============   =============




                                                                                        TOTAL
                                                                  TREASURY STOCK      STOCKHOLDERS'
                                    DEFERRED      ACCUMULATED                            EQUITY
                                  COMPENSATION      DEFICIT      SHARES      COST      (DEFICIT)
Balance, January 1, 1999        $           -   $      44,421          -  $      -   $      58,971
   Issuance of common stock
     to employees                           -               -          -         -             143
   Deferred compensation
     related to stock
     options grants                   (22,050)              -          -         -               -
   Amortization of deferred
     compensation                       1,470               -          -         -           1,470
   Distributions to
     stockholders                           -         (58,135)         -         -         (58,135)
   Net loss                                 -        (217,161)         -         -        (217,161)
                                -------------   -------------  ---------  --------   -------------

Balance, December 31, 1999            (20,580)       (230,875)         -         -        (214,712)
   Issuance of Series A
     redeemable convertible
     preferred stock and
     warrants to purchase
     common stock, net of
     issuance costs of
     $284,039                               -               -          -         -          20,004
   Beneficial conversion
     feature of Series A
     redeemable convertible
     preferred stock                        -         (20,004)         -         -               -
   Issuance of common stock
     to employees                           -               -          -         -             196
   Deferred compensation
     related to stock option
     grants                           (26,375)              -          -         -               -
   Amortization of deferred
     compensation                       6,608               -          -         -           6,608
   Accretion of offering
     costs and preferred
     stock dividends                        -        (112,665)         -         -        (112,665)
   Distributions to
     stockholders                           -         (20,228)         -         -         (20,228)
   Net loss                                 -        (765,101)         -         -        (765,101)
                                -------------   -------------  ---------  --------   -------------

Balance, December 31, 2000            (40,347)     (1,148,873)         -         -      (1,085,898)
   Accretion of offering
     costs and preferred
     stock dividends
     (unaudited)                            -         (45,490)         -         -         (45,490)
   Issuance of common stock
     to employees (unaudited)               -               -          -         -              25
   Deferred compensation
     related to stock option
     grants (unaudited)               (11,970)              -          -         -               -
   Amortization of deferred
     compensation (unaudited)           1,542               -          -         -           1,542
   Repurchase of common
     stock (unaudited)                      -               -      2,501    (8,253)         (8,253)
   Net loss (unaudited)                     -        (851,391)         -          -       (851,391)
                                -------------   -------------- ---------  ---------  --------------

Balance, March 31, 2001
   (unaudited)                  $     (50,775)  $  (2,045,754)     2,501  $  (8,253) $  (1,989,465)
                                ==============  ============== =========  ========== ==============


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

UNION BIOMETRICA, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows


                                                       YEARS ENDED DECEMBER 31,         THREE MONTHS ENDED MARCH 31,
                                                        1999              2000             2000              2001
                                                                                                 (UNAUDITED)
Cash Flows from Operating Activities:

   Net income (loss)                               $      (217,161) $      (765,101)  $       301,937  $      (851,391)
   Adjustments to reconcile net income (loss) to
   net cash provided by (used in) operating
   activities-
     Depreciation and amortization                          32,709           58,454            10,522           18,341
     Stock-based compensation expense                        1,470            6,608             1,652            1,542
     Changes in operating assets and liabilities-

       Accounts receivable                                  41,327           25,525          (276,958)        (180,370)
       Inventories                                         (30,845)        (398,068)          (70,540)         160,444
       Receivable from affiliates                                -          (29,064)                -           20,913
       Other current assets                                 (5,716)         (38,496)                -          (58,400)
       Other assets                                        (13,182)         (43,209)           (3,400)         (43,428)
       Accounts payable and accrued expenses               199,890          188,842           139,218           94,253
       Deferred revenue                                    425,000         (366,343)         (300,000)         911,047
       Payable to affiliates                               (54,443)         (51,762)              177           14,390
                                                   ---------------  ---------------   ---------------  ---------------

         Net cash provided by (used in)
         operating activities                              379,049       (1,412,614)         (197,392)          87,341
                                                   ---------------  ---------------   ---------------- ---------------

Cash Flows from Investing Activity:

   Purchases of property and equipment                     (40,188)        (173,797)          (35,721)         (12,860)
                                                   ---------------  ---------------   ---------------- ----------------

Cash Flows from Financing Activities:

   Proceeds from issuance of preferred stock and
     warrants, net of offering costs                             -        1,745,965                 -                -
   Proceeds from note payable                                    -                -            60,000                -
   Proceeds from exercise of stock options                     143              196                 -               25
   Purchase of treasury shares                                   -                -                 -           (8,253)
   Distributions paid to stockholders                      (58,135)         (20,228)                -                -
                                                   ---------------  ---------------   ---------------  ---------------

         Net cash (used in) provided by
         financing activities                              (57,992)       1,725,933            60,000           (8,228)
                                                   ---------------  ---------------   ---------------  ----------------

Net Increase in Cash and Cash Equivalents                  280,869          139,522          (173,113)          66,253

Cash and Cash Equivalents, beginning of period               1,945          282,814           282,814          422,336
                                                   ---------------  ---------------   ---------------  ---------------

Cash and Cash Equivalents, end of period           $       282,814  $       422,336   $       109,701  $       488,589
                                                   ===============  ===============   ===============  ===============

Supplemental Disclosure of Noncash Financing
Activities:

   Accretion of Series A redeemable convertible
     preferred stock offering costs and dividends  $             -  $       112,665   $             -  $        45,490
                                                   ===============  ===============   ===============  ===============
   Deferred compensation related to stock option
     grants                                        $        22,050  $        26,375   $             -  $        11,970
                                                   ===============  ===============   ===============  ===============


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

UNION BIOMETRICA, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
(INFORMATION RELATED TO MARCH 31, 2000 AND 2001 IS UNAUDITED)

(1)      BUSINESS AND ORGANIZATION

Union Biometrica, Inc. (Union Biometrica) was incorporated on June 19, 1998 as a Massachusetts corporation engaged in combining expertise in biology with unique technology capabilities to deliver solutions in functional genomics and drug discovery research. It manufactures machines that have been designed to enable and accelerate research with multicellular organisms and bead combinatorial chemistry.

Union Biometrica is subject to certain risks common to companies in similar stages of development. Principal risks include the need to obtain adequate financing to fund future operations, dependence on key individuals, competition from substitute services and from larger companies and the need to successfully market and develop new products and services to achieve profitable future operations.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of Union Biometrica, Inc. and its wholly owned subsidiary, Union Biometrica GmbH. All material intercompany transactions and balances have been eliminated.

UNAUDITED INTERIM FINANCIAL INFORMATION

The consolidated financial statements for the three months ended March 31, 2000 and 2001 and related footnote information are unaudited and have been prepared on the same basis as the audited financial statements. In the opinion of management, the interim unaudited consolidated financial statements include all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results of these interim periods. The results for the three months ended March 31, 2001 are not necessarily indicative of the operating results to be expected for the entire year.

CASH AND CASH EQUIVALENTS

Union Biometrica considers all cash and cash equivalents with an original maturity date of 90 days or less to be cash equivalents.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

UNION BIOMETRICA, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
(INFORMATION RELATED TO MARCH 31, 2000 AND 2001 IS UNAUDITED)

REVENUE RECOGNITION

Revenue is generally recognized upon shipment of goods. If post-sale obligations exist, such as installation or customer acceptance, revenue is deferred until all such obligations have been completed.

In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin (SAB) No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS. Union Biometrica's revenue recognition policy complies with SAB No. 101.

Union Biometrica recognizes service revenues as the related services are performed. Amounts collected prior to meeting the revenue recognition criteria are recorded as deferred revenue.

Revenues from certain development and production contracts are recognized using the percentage of completion method, measured by the percentage of costs (primarily labor and materials) incurred to date as compared to the estimated total costs for each contract.

INVENTORIES

Inventories are stated at the lower of cost or market. Cost is determined by the first in, first out (FIFO) method. The components of inventories are as follows:

                                   DECEMBER 31,                 MARCH 31
                               1999             2000              2001

Raw materials            $        76,875   $       137,442  $       129,101
Work in process                        -            41,197           91,686
Finished goods                         -           296,304           93,712
                         ---------------   ---------------  ---------------

       Total             $        76,875   $       474,943  $       314,499
                         ===============   ===============  ===============

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Union Biometrica provides for depreciation using the straight-line method over the estimated useful lives of the property and equipment. Expenditures for maintenance and repairs are charged to expense as incurred. Property and equipment consists of the following:

UNION BIOMETRICA, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
(INFORMATION RELATED TO MARCH 31, 2000 AND 2001 IS UNAUDITED)


                                              ESTIMATED
                                               USEFUL                  DECEMBER 31,                MARCH 31,
                                                LIFE              1999              2000             2001
Office equipment                               5 years      $        76,925   $       156,631   $       185,861
Laboratory equipment                           5 years               35,862           112,200           112,200
Furniture and fixtures                        5-7 years              29,769            40,596            40,596
Leasehold improvements                      Life of lease            23,381            30,307            30,307
                                                            ---------------   ---------------   ---------------
                                                                    165,937           339,734           368,964
Less--Accumulated depreciation and
   amortization                                                      75,141           133,595           168,306
                                                            ---------------   ---------------   ---------------
                                                            $        90,796   $       206,139   $       200,658
                                                            ===============   ===============   ===============


OTHER ASSETS

Included in other assets as of December 31, 1999 and 2000is approximately $13,182 and $49,547, respectively, of capitalized patent costs. These costs are amortized over the relative lives of the patents. Also included in other assets are security deposits on Union Biometrica's leased facilities.

LONG-LIVED ASSETS

Management assesses the realizability of its long-lived assets whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable. Long-lived assets include property, equipment and patent costs. As a result of its reviews at December 31, 2000 and March 31, 2001, management does not believe that any impairment to its long-lived assets has occurred.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Union Biometrica's consolidated financial instruments consist primarily of cash and cash equivalents, accounts receivable and accounts payable. The carrying amounts of the financial instruments approximate fair value due to their short-term nature.

STOCK-BASED COMPENSATION

Union Biometrica applies the intrinsic-value-based method of Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations in accounting for its employee stock-based compensation plan and uses the fair value method to account for all nonemployee stock-based compensation.

FOREIGN CURRENCY TRANSLATION

The financial statements of Union Biometrica's foreign subsidiary are translated in accordance with SFAS No. 52, FOREIGN CURRENCY TRANSLATIONS. The determination of functional currency is based on the subsidiary's relative financial and operational independence from the Company. Foreign currency exchange and translation gains

UNION BIOMETRICA, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
(INFORMATION RELATED TO MARCH 31, 2000 AND 2001 IS UNAUDITED)

and losses are credited or charged to the accompanying consolidated statements of operations since the functional currency of the subsidiary is the U.S. dollar.

INCOME TAXES

Union Biometrica operated as a Subchapter S corporation until May 1, 2000, when it changed its tax status to a Subchapter C corporation. Union Biometrica now provides for income taxes using the liability method, which requires the recognition of deferred tax assets and liabilities at the date of the financial statements based on differences between the financial statement and tax bases of assets and liabilities using enacted tax rates.

CONCENTRATION OF CREDIT RISK

Union Biometrica has no significant off-balance-sheet concentration of credit risk such as foreign currency exchange contracts or other hedging arrangements. Financial instruments that subject Union Biometrica to credit risk consist primarily of accounts receivable. To reduce risk, Union Biometrica routinely assesses the financial strength of its customers and, as a consequence, believes that its accounts receivable credit risk exposure is limited. Union Biometrica maintains an allowance for potential credit losses and has recorded losses for uncollectable accounts amounting to approximately $45,000, $20,000 and $0 in 1999 and 2000 and for the three months ended March 31, 2001. As of December 31, 1999 and 2000 and March 31, 2001, three customers accounted for 97%, one customer accounted for 92% and two customers accounted for 100% of accounts receivable, respectively. The following table represents customers that account for more than 10% of net revenue:

                         YEAR ENDED DECEMBER 31,          MARCH 31,
                          1999             2000              2001

Customer A                 40%               73%               -
Customer B                  -                19%              50%
Customer C                 17%                -                -
Customer D                 15%                -                -
Customer E                 14%                -                -
Customer F                  -                 -               21%
Customer G                  -                 -               12%

Customer A is no longer an active customer of Union Biometrica.

RESEARCH AND DEVELOPMENT COSTS

Research and development costs are charged to operations as incurred.

COMPREHENSIVE LOSS

Comprehensive loss includes all changes in equity during a period, except those resulting from investments by owners and distributions to owners. Union Biometrica's comprehensive loss is equal to its net loss for all periods presented.

UNION BIOMETRICA, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
(INFORMATION RELATED TO MARCH 31, 2000 AND 2001 IS UNAUDITED)

EARNINGS (LOSS) PER SHARE

Basic net earnings (loss) per share is computed by dividing the net earnings
(loss) attributable to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net earnings (loss) per share is computed by dividing the net earnings (loss) attributable to common stockholders for the period by the weighted average number of common shares and the potential common stock outstanding during the period. Potential common stock is comprised of the incremental common shares issuable upon the conversion of redeemable convertible preferred stock, stock options and stock warrants. The following potentially issuable shares were excluded from the calculation of dilutive weighted average shares outstanding, as their effect would be antidilutive (in thousands):

                                                                 THREE MONTHS
                                                                    ENDED
                                 YEAR ENDED DECEMBER 31,          MARCH 31,
                                  1999             2000              2001

Convertible preferred stock               -            94,856           94,856
Common stock options                179,960           180,109          138,359
Common stock warrants                     -             9,439            9,439
                            ---------------   ---------------  ---------------

         Total                      179,960           284,404          242,654
                            ===============   ===============  ===============

DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE

Statement of Financial Accounting Standards (SFAS) No. 131, DISCLOSURES ABOUT SEGMENTS OF AN ENTERPRISE AND RELATED INFORMATION, establishes standards for reporting information regarding operating segments and establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions regarding resource allocation and assessing performance. To date, Union Biometrica has viewed its operations and manages its business as principally one operating segment.

(3)      INCOME TAXES

As of December 31, 2000, Union Biometrica had federal and state net operating loss and tax credit carryforwards available of approximately $316,000 to offset future taxable income, if any. The tax effects of temporary differences that give rise to the net deferred tax assets primarily relate to net operating loss carryforwards, accrual to cash basis differences and reserves and expenses not currently deductible for tax purposes of approximately $320,000. A full valuation allowance has been recorded in the accompanying financial statements to offset this deferred tax asset because the future realizability of such asset is uncertain. These carryforwards expire through 2020 and are subject to review and possible adjustment by the Internal Revenue Service. In addition, the occurrence of certain events, including significant changes in ownership interests, may limit the amount of the net operating loss carryforwards available to be used in any given year.

UNION BIOMETRICA, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
(INFORMATION RELATED TO MARCH 31, 2000 AND 2001 IS UNAUDITED)

(4)      STOCKHOLDERS' EQUITY

REDEEMABLE CONVERTIBLE PREFERRED STOCK

In May and July 2000, Union Biometrica issued an aggregate of 94,856 shares of Series A redeemable convertible preferred stock (Preferred Stock) for $21.19 per share.

The rights, preferences and privileges of the Preferred Stock are as follows:

       DIVIDENDS

       Dividends are cumulative and accrue daily from the date of original issuance at the rate of $1.27 per share per annum and are payable when and if declared by the Board of Directors.

       LIQUIDATION

       In the event of any liquidation or dissolution of Union Biometrica, the holders of the Preferred Stock are entitled, before distribution to any common stockholders, to $21.19 per share plus any accrued dividends.

       VOTING RIGHTS

       Each holder of outstanding shares of Preferred Stock shall be entitled to the number of votes equal to the number of common shares into which the preferred shares are then convertible.

       CONVERSION

       Each share of Preferred Stock shall be convertible, at the option of the holder, into an equivalent number of common shares based upon the then effective conversion rate (currently one share of preferred stock for one share of common stock). Upon the closing of the sale of common shares in an initial public offering resulting in gross proceeds to Union Biometrica of at least $15,000,000 and a price of at least $5 per share, all preferred shares would then automatically be converted into common shares at the then effective conversion rate.

       REDEMPTION

       On December 31, 2005 and on each of the next two anniversaries thereafter, Union Biometrica is required to redeem each share of Preferred Stock for an amount equal to the greater of its fair market value or the liquidation preference amount computed to such redemption date. The preferred stockholders may not redeem the Preferred Stock prior to this date.

       Union Biometrica has reserved the appropriate number of authorized but unissued common shares for the potential conversion of these preferred shares.

UNION BIOMETRICA, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
(INFORMATION RELATED TO MARCH 31, 2000 AND 2001 IS UNAUDITED)

STOCK WARRANTS

In connection with the issuance of the Preferred Stock, Union Biometrica issued warrants to purchase 9,439 shares of common stock at $1.00 per share to the Preferred Stock investors. The warrants may be exercised at any time through July 27, 2007. Using the Black-Scholes option pricing model, Union Biometrica has allocated a portion of the proceeds from the preferred stock to these warrants in the amount of $20,004. As a result of this allocation, the conversion option of the preferred stock was deemed to have a beneficial conversion feature in the amount of $20,004, which is recorded as a charge to accumulated deficit in the accompanying consolidated statement of stockholders' deficit.

(5)      STOCK-BASED COMPENSATION PLANS

1998 STOCK OPTION PLAN

In June 1998, Union Biometrica adopted the Union Biometrica, Inc. 1998 Stock Option Plan (the 1998 Plan), which permits the grant of stock options to employees, officers, directors, consultants and advisors. Union Biometria is authorized to issue up to 250,000 shares of common stock under the 1998 Plan. As of December 31, 2000 and March 31, 2001, there were 46,410 and 91,660 shares, respectively, available for grant under the 1998 Plan. Options granted under the 1998 Plan may be either nonstatutory stock options or options intended to constitute inventive stock options under the Internal Revenue Code (IRC). Options become vested over periods determined by the Board of Directors and expire 10 years from the date of grant.

2000 STOCK INCENTIVE PLAN

In November 2000, Union Biometrica adopted the Union Biometrica, Inc. 2000 Stock Incentive Plan (the 2000 Plan), which permits the grant of stock options to employees, officers, directors, consultants and advisors. Union Biometrica is authorized to issue up to 78,200 shares of common stock under the 2000 Plan. As of December 31, 2000 and March 31, 2001, there were 64,200 and 58,200 shares, respectively, available for grant under the 2000 Plan. Options granted under the 2000 Plan may be either nonstatutory stock options or options intended to constitute incentive stock options under the IRC. Options become vested over periods determined by the Board of Directors and expire 10 years from the date of grant.

UNION BIOMETRICA, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
(INFORMATION RELATED TO MARCH 31, 2000 AND 2001 IS UNAUDITED)

A summary of stock option activity under the 1998 Plan and the 2000 Plan is as follows:

                                              NUMBER OF
                                               SHARES        EXERCISE PRICE

Outstanding, December 31, 1998                     134,220  $          0.01
   Granted                                          60,000             0.01
   Exercised                                       (14,260)            0.01
                                           ---------------  ---------------

Outstanding, December 31, 1999                     179,960             0.01
   Granted                                          36,500        0.01-4.00
   Exercised                                       (19,621)            0.01
   Cancelled                                       (16,730)            0.01
                                           ---------------  ---------------

Outstanding, December 31, 2000                     180,109        0.01-4.00
   Granted                                           9,000        0.01-4.00
   Exercised                                        (8,025)            0.01
   Cancelled                                       (48,250)            0.01
                                           ---------------- ---------------

Outstanding, March 31, 2001                        138,359  $     0.01-4.00
                                           ===============  ===============

Exercisable, March 31, 2001                         90,705  $     0.01-4.00
                                           ===============  ===============

Exercisable, December 31, 2000                      81,707  $     0.01-4.00
                                           ===============  ===============

Exercisable, December 31, 1999                      31,542  $          0.01
                                           ===============  ===============

In connection with certain stock option and restricted stock grants during the years ended December 31, 1999 and 2000 and the three months ended March 31, 2001, Union Biometrica recorded deferred compensation of $22,050, $26,375 and $11,970, respectively. The deferred compensation represents the aggregate difference between the option exercise price and the deemed fair value of the common stock for accounting purposes. All stock options granted and stock sold prior to 1999 were at fair market value, and, therefore, did not result in deferred compensation. The deferred compensation will be recognized as an expense over the vesting period of the underlying stock options. Union Biometrica recorded compensation expense of $1,470, $6,608, $1,652 and $1,542 in the years ended December 31, 1999 and 2000 and the three months ended March 31, 2000 and 2001, respectively.

UNION BIOMETRICA, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
(INFORMATION RELATED TO MARCH 31, 2000 AND 2001 IS UNAUDITED)

PRO FORMA STOCK-BASED COMPENSATION EXPENSE

SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, sets forth a fair-value-based method of recognizing stock-based compensation expense. As permitted by SFAS No. 123, Union Biometrica has elected to continue to apply APB Opinion No. 25 to account for stock-based compensation plans. Had compensation cost for awards granted under stock-based compensation plans been determined based on the fair value at the grant dates consistent with the method set forth under SFAS No. 123, the effect on Union Biometrica's net income (loss) and earnings (loss) per share would have been as follows:

                        YEARS ENDED DECEMBER 31, THREE MONTHS ENDED MARCH 31,
                            1999        2000          2000        2001
Net income (loss)-
   As reported           $(217,161)  $(765,101)     $301,937   $(851,391)
   Pro forma              (217,724)   (767,533)      301,829    (853,110)

Net earnings (loss)
per share-Basic
   As reported           $  (0.56)   $  (2.17)      $  0.77    $  (2.17)
   Pro forma                (0.57)      (2.18)         0.77       (2.17)

Pro forma compensation expense for options granted is reflected over the vesting period; therefore, future pro forma compensation expense may increase as additional options are granted.

The weighted average fair value per share of options granted was $0.16 in 1999, $0.99 in 2000 and $1.39 in 2001. The fair value of each option grant was estimated on the grant date using the Black-Scholes option pricing model with the following weighted average assumptions:

                          YEARS ENDED DECEMBER 31,  THREE MONTHS ENDED MARCH 31,
                             1999         2000          2000        2001

Volatility                  60%          60%          60%          60%
Risk-free interest rate     5.94%        5.83%        5.75%        4.94%
Expected life of options    5 years      5 years      5 years      5 years
Dividend yield              -            -            -                 -

The Black-Scholes option pricing model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option pricing models require the input of highly subjective assumptions, including expected stock price volatility. Because employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

UNION BIOMETRICA, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements
(INFORMATION RELATED TO MARCH 31, 2000 AND 2001 IS UNAUDITED)

(6)      RELATED PARTY TRANSACTIONS

PAYABLE TO AFFILIATE

During 1998, Union Biometrica borrowed $107,799 from an entity owned by its then sole stockholder. This borrowing was unsecured and bore interest at a rate of 6% per annum. Union Biometrica repaid all outstanding principal and accrued interest thereon from 1998 through 2000.

RECEIVABLE FROM AFFILIATE

During 2000, Union Biometrica advanced $29,064 to two entities owned by a stockholder of Union Biometrica. This advance is unsecured and is not interest-bearing. The amounts advanced are due upon demand.

(7)      COLLABORATION AGREEMENTS

Union Biometrica has entered into several collaboration agreements with pharmaceutical companies and a university. The main purpose of the agreements is to develop and test new instruments and applications related to the particle and cell separation systems of Union Biometrica.

(8)      LEASES

Future minimum lease payments under operating leases at December 31, 2000 are as follows:

2001                                          $       136,511
2002                                                   89,380
2003                                                   66,615
2004                                                    5,566
                                              ---------------

         Total minimum lease payments         $       298,072

For the years ended December 31, 1999 and 2000 and the three months ended March 31, 2000 and 2001, Union Biometrica recorded rent expense of approximately $51,646, $99,281, $26,853 and $37,182, respectively, which is included in the accompanying consolidated statements of operations.

(9)      401(K) PLAN

Effective July 1998, Union Biometrica adopted a 401(k) plan (the Plan) for all employees. Employees are eligible to participate in the Plan at the time of employment. During 2000, Union Biometrica matched 30% of employee contributions to the Plan. Union Biometrica contributed $11,412, $19,736, $3,043 and $5,737 to the Plan during the years ended December 31, 1999 and 2000 and the three months ended March 31, 2000 and 2001, respectively.

(10)     SUBSEQUENT EVENT

On May 31, 2001, Harvard Bioscience, Inc. (Harvard Bioscience) acquired all of the outstanding shares and stock options of Union Biometrica for a purchase price of approximately $17.4 million. The purchase price consists of $7.5 million in cash and the issuance of 659,282 shares of Harvard Bioscience's common stock and stock options to purchase 263,202 shares of common stock.